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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 26, 2000



                         Adaptive Broadband Corporation
             (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


                         000-7428                        94-1668412
                  (Commission File No.)     (I.R.S. Employer Identification No.)


                             1143 Borregas Avenue
                              Sunnyvale, CA 94089
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (408) 732-4000
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Item 2.  Acquisition or Disposition of Assets.

Sale of Assets to Vislink PLC.

         On July 27, 2000, the registrant, Adaptive Broadband Corporation (the "Company"), sold to RF Technology, Inc. ("RF Technology"), a wholly owned subsidiary of Vislink PLC, substantially all the assets relating to the Company's unincorporated division's business of manufacturing and marketing microwave radio communications equipment and services for the broadcast industry and government (the "MRC Business"), and RF Technology assumed certain liabilities of the MRC Business, pursuant to that certain Asset Purchase Agreement (the "MRC Agreement"), dated as of June 27, 2000, by and between RF Technology and the Company (the "MRC Sale"). A copy of the MRC Agreement is attached as Exhibit 2.1. As consideration for the MRC Sale, the Company received from RF Technology at the closing an aggregate purchase price of Nineteen Million Two Hundred Fifty One Thousand Dollars ($19,251,000), which is subject to adjustment under certain circumstances set forth in the MRC Agreement.
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Item 7.                            Exhibits

          2.1 Asset Purchase Agreement, Dated As Of June 27, 2000, By And Among RF Technology, Inc. and Adaptive Broadband Corporation.
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Item 8:    Change in Fiscal Year

       On July 26, 2000, the registrant, Adaptive Broadband Corporation, determined to change its fiscal year-end from the 30th day of June to the 31st day of December of each year. The form on which the transition period (July 1 to December 31, 2000) will be reported will be a 10-K.




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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Adaptive Broadband Corporation


Dated:  August 10, 2000                      By: /s/ Kenneth J. Wees
                                                 ---------------------
                                                    Vice President
                                                    General Counsel and
                                                    Secretary